EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Raymond James Financial, Inc.:
We consent to the incorporation by reference in the registration statements (No. 333-261647) on Form S-4 (including post-effective amendment No. 1 thereto on Form S-8), (Nos. 333-103280, 333-157516, 333-179683, 333-209628, 333-230065, 333-236605) on Form S-8 and (No. 333-256043) on Form S-3ASR of our reports dated November 22, 2022, with respect to the consolidated statements of Raymond James Financial, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Tampa, Florida
November 22, 2022

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